Exhibit 99.1

Exhibit 99.1

Buckeye Partners, L.P.

2012 Master Limited Partnership Investor Conference National Association of Publicly Traded Partnerships May 23-24, 2012

Legal Notice / Forward–Looking Statements

This presentation contains “forward-looking statements” that we believe to be reasonable as of the date of this presentation. These statements, which include any statement that does not relate strictly to historical facts, use terms such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “position,” “predict,” “project,” or “strategy” or the negative connotation or other variations of such terms or other similar terminology. In particular, statements, express or implied, regarding future results of operations or ability to generate sales, income or cash flow, to make acquisitions, or to make distributions to unitholders are forward-looking statements. These forward -looking statements are based on management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting Buckeye Partners, L.P. (the “Partnership” or “BPL”) and therefore involve a number of risks and uncertainties, many of which are beyond management’s control. Although the Partnership believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. The factors listed in the “Risk Factors” sections of, as well as any other cautionary language in, the Partnership’s public filings with the Securities and Exchange Commission, provide examples of risks, uncertainties and events that may cause the Partnership’s actual results to differ materially from the expectations it describes in its forward-looking statements. Each forward -looking statement speaks only as of the date of this presentation, and the Partnership undertakes no obligation to update or revise any forward-looking statement.

Pending Perth Amboy Terminal Acquisition. Our pending Perth Amboy Terminal acquisition may not be consummated. The closing of the acquisition is subject to certain environmental and real property regulatory conditions and customary closing conditions, and the acquisition agreement may, in certain circumstances, be terminated. Please see page 28 “Our pending acquisition of Perth Amboy Terminal may not be consummated” for more information.

Buckeye Investment Highlights

Over 125 years of continuous operations, with 26 -year track record as a publicly traded MLP on the NYSE

Market capitalization of approx. $4.5 billion

Lower cost of capital realized from elimination of GP IDRs

Investment grade financial metrics and a conservative approach toward financing growth

Largely fee-based revenue streams provide consistent cash flows

Increased geographic and product diversity resulting from recent acquisitions

Opportunities for significant internal growth projects on legacy and recently acquired assets

Paid cash distributions each quarter since formation in 1986

Petroleum storage tanks at our Macungie terminal in Pennsylvania

Ariel view of BORCO’s 6 offshore jetties with tank farm in the distance

Management Objectives

Achieving Financial and Operational Excellence

The current management team has consistently executed on each element of our strategy to transform Buckeye into a best-in-class asset manager by:

Implementing best practices across our business

Improving our cost structure through an organizational restructuring in 2009

Expanding our asset portfolio through accretive acquisitions and organic growth projects

Diversifying our legacy business into new geographies, products, and asset classes

Reducing cost of capital through the buy-in of our general partner

Financing acquisitions conservatively to maintain a strong balance sheet

We continue to be committed to our mission of delivering superior returns through our talented, valued employees and our core strengths of:

Best-in-class customer service

Operational excellence that provides consistent, reliable performance to optimize the assets we own and operate

An unwavering commitment to safety, environmental responsibility, and personal integrity

An entrepreneurial approach toward asset acquisition and development

CEO Succession and Strategic Organizational Realignment

CEO succession effective February 10, 2012:

Clark C. Smith, Buckeye’s President and Chief Operating Officer, succeeded Forrest E. Wylie as Chief Executive Officer, and joined the Board of Directors of Buckeye’s general partner.

Forrest E. Wylie continues to serve as Non-Executive Chairman of the Board, where he remains active in developing our strategic vision.

Strategic Organizational Realignment, effective January 16, 2012; Buckeye operations organized into three business units, each headed by a President.

Domestic Pipelines and Terminals International Pipelines and Terminals Buckeye Services

Strategic Organizational Realignment rationale:

Previous structure organized around functions (e.g., commercial, operations, etc.).

Growth has resulted in increased complexities in each of Buckeye’s business areas, requiring focus and ownership of skilled executives on daily basis.

Allows business unit Presidents to focus on all aspects of performance - including commercial, operational, and financial performance - of their respective business unit.

Presidents of business units accountable for overall performance of those units.

Management Structure after Reorganization

Board of Directors

Forrest E. Wylie, Chairman

Clark C. Smith Chief Executive Officer

Keith E. St.Clair Chief Financial Officer

Khalid A. Muslih Corp. Development Strategic Planning

Robert A. Malecky President, Domestic Pipelines and Terminals

Domestic Pipelines

Domestic Terminals

Mary F. Morgan President, International Pipelines and Terminals

BORCO Terminal

Yabucoa Terminal

Jeremiah J. Ashcroft III President, Buckeye Services

Energy Services

Natural Gas Storage

William H. Schmidt, Jr.

General Counsel

Mark S. Esselman Global Human Resources

Development

& Logistics

Organizational Overview

Three Business Operating Units

- **Domestic Pipelines & Terminals**
  - Over 6,000 miles of pipeline with ~ 100 delivery locations
  - Approximately 100 liquid petroleum product terminals
  - Over 37 million barrels of liquid petroleum product storage capacity
- **International Pipelines & Terminals**
  - Over 26 million barrels of storage capacity at 2 terminal facilities in The Bahamas (~21 million) and Puerto Rico (~5 million)
  - Deep water berthing capability to handle ULCCs and VLCCs in The Bahamas
  - Announced expansion underway to add approx. 4.7 million barrels at Bahamian facility
- **Buckeye Services**
  - *Energy Services*
    - Markets refined petroleum products in areas served by Domestic Pipelines & Terminals
    - 5 terminals with ~ 1 million barrels of storage capacity
  - *Natural Gas Storage*
    - ~30 Bcf of working natural gas storage capacity in northern California
  - *Development & Logistics*
    - Operates ~2,800 miles of pipeline and 1.4 million barrels of storage capacity under operation and maintenance contracts



2011 Adjusted EBITDA(1)
0.4%
0.9%
1.6%
23.2%
74.0%
Domestic Pipelines & Terminals
International Pipelines & Terminals
Energy Services
Natural Gas Storage
Development & Logistics

(1) See Appendix for Non-GAAP Reconciliations

6

Buckeye System Map

Buckeye Partners, L.P. Footprint

Buckeye Owned and Operated Pipelines

Domestic Terminal Locations

International Operations

Conteact Pipe line Operations

Delivery Locations

Lodi Gas Storage, L.L.C.

Joint Ventures

WesPac Pipelines-Memphis, LLC

West Shore Pipe Line Company

Muskegon Pipeline LLC

South Portland Terminal LLC

Value Creation / Growth Drivers

$3.4 Billion Invested Since 2008

Recent and Pending Transactions [1]

2012

- Perth Amboy, NJ Marine Terminal, $260.0 million - Pending

2011

- BORCO Marine Terminal, $1.7 billion
- BP Pipeline & Terminal Assets, $165.0 million
- Maine Terminals and Pipeline, $23.5 million

2010

- Buy-in of BPL's general partner, 20 million units issued
- Yabucoa, Puerto Rico Terminal, $32.6 million
- Opelousas, Louisiana Terminal, $13.0 million
- Additional Equity Interest in West Shore Pipe Line Company, $13.5 million

2009

- Blue/Gold Pipeline and Terminal Assets, $54.4 million

2008

- Lodi Natural Gas Storage, $442.4 million
- Farm & Home Oil Company[2], $146.2 million[3]
- Niles and Ferrysburg, Michigan Terminals, $13.9 million
- Albany, NY Terminal, $46.9 million

Organic Growth Capital Spending



$320.0
$240.0
$160.0
$80.0
$0.0
($MM)
$91.5
$63.8
$46.5
$261.9
$250.0
2008
2009
2010
2011
2012P
Legacy Assets (excl. NGS)
Natural Gas Storage
BORCO
Perth Amboy

Major Capital Projects

- Transformation of Perth Amboy terminal into highly efficient, multi-product storage, blending, and throughput facility
- Significant expansion and product diversity plans at BORCO facility
- Propylene rail loading and storage project and storage expansion and unit train rack construction at two terminals within our Chicago complex
- Pipeline expansion between our Linden, NJ and Macungie, PA terminals to increase capacity to western PA
- Butane blending and vapor recovery installations planned for numerous terminal facilities across our system

(1) Excludes acquisitions with a value of $10 million or lower
(2) Now Buckeye Energy Services
(3) Buckeye sold the retail division of Farm & Home Oil Company in 2008 for $52.6 million

8

Domestic Pipelines & Terminals

Domestic Pipelines & Terminals Overview

largest Pipelines segment & Terminals contribution segment to represents Adjusted EBITDA Buckeye’s

Over Northeast 6,000 and miles Midwest of pipeline United located States primarily moving over in the 1.3 million with more barrels than of 100 liquid delivery petroleum points products per day terminals Approximately located 100 throughout liquid petroleum the United product States storage

Over 37 million barrels of storage capacity

Petroleum storage tanks at our Macungie terminal in Pennsylvania

Pipeline Throughput Volumes (1) (2)

(b/d—000’s)

2,000.0 1,500.0 1,000.0 500.0 0.0

1,427.0 1,361.3 1,296.0 1,304.5 1,345.7

2007 2008 2009 2010 2011 2012

Terminal Throughput Volumes (2)

900 852.3

800 742.8

700

600 482.3 464.4 471.9 562.5

500

400

300

200

100

0

2007 2008 2009 2010 2011 2012

(1) YTD as of March 31, 2012

(2) Pipeline volumes exclude contribution from the Buckeye NGL Pipeline sold in January of 2010

BP Pipelines & Terminals Acquisition

Transaction Overview

Transaction closed in June 2011

Total transaction purchase price of $165 million

33 liquid products terminals expanding Buckeye’s footprint in the Midwest as well as providing geographic diversity into the Southeast and the West Coast

643 miles of refined product pipeline in Iowa and northern Ohio

590-mile “Lower V” pipeline system that originates in Dubuque, Iowa and runs southwest into Missouri and then northwest back into Iowa

53 miles of pipelines in northern Ohio

Benefits to Buckeye

Represents a key step in Buckeye’s continued expansion and geographic diversification efforts

Facilitates participation in several growth markets outside Buckeye’s previous system footprint

Provides stable tariff and fee-based revenue streams, supported by multi-year throughput commitments by BP

Acquisition was accretive to distributable cash flow

Several identified opportunities for further commercial development of these assets

Rapid realization of operating synergies with Buckeye’s existing assets

BP Acquisition – Strong Results

A Successful Start

7.9 27 330

Percentage of volume growth across all new 33 acquired terminals since inception

Number of new third-party terminal customers

Million gallons of new business added since acquisition

Pipeline and terminal volumes have exceeded plan since inception Continued growth expected with several additional new contracts still to be signed in the short-term Belton, SC and Pittsburgh, PA are select examples that highlight significant growth through incremental third-party business and new products and service offerings

Belton, SC

Volume (bpd)

16,000 14,000 12,000 10,000 8,000 6,000 4,000 2,000 -

Jun-11 Jul-11 Aug-11 Sep-11 Oct-11 Nov-11 Dec-11 Jan-12 Feb-12 Mar-12

Pittsburgh, PA

Volume (bpd)

10,000 9,000 8,000 7,000 6,000 5,000 4,000 3,000 2,000 1,000 -

Jun-11 Jul-11 Aug-11 Sep-11 Oct-11 Nov-11 Dec-11 Jan-12 Feb-12 Mar-12

Preliminary plans to build a new tank and add a new rack bay to accommodate growing business

Biodiesel blending project underway and expected to be completed by September 2012

Perth Amboy Acquisition Overview

Transaction Overview [1]

- Acquisition of a New York Harbor marine terminal for liquid petroleum products from Chevron for $260 million in cash
- Proceeds from recently announced registered direct offering of LP units to fund indirectly a portion of the purchase price
- Unique opportunity to acquire key link in the product logistics chain to unlock significant long-term value across the Buckeye enterprise
- Near-term plans to transform existing terminal into a highly efficient, multi-product storage, blending and throughput facility
- Anticipated growth capex investment in the facility of ~$200-225 million over the next three years at attractive annual Adjusted EBITDA investment multiple of 4 – 5x, resulting in all-in Adjusted EBITDA investment multiple of 7 – 8x [2]
- Transaction supported by multi-year storage, blending, and throughput commitments from Chevron
- Estimated to close in late Q2 2012 or early Q3 2012
- Expected to be accretive to distributable cash flow per unit in 2013

Facility Overview

- Located in New York Harbor as a NYMEX delivery point
- Approximately 4.0 MMBbls total storage capacity
  - ~2.7 MMBbls of active refined product storage
  - ~1.3 MMBbls of refurbishable storage
- 4 docks (1 ship, 3 barge [3]) with water draft up to 37'
- Pipeline, water, rail, and truck access
- ~250 acre site with significant undeveloped acreage for expansion potential
- Close proximity for integration with Buckeye's Linden complex

Aerial Overview



Note: Facility located in Perth Amboy, NJ. Green line above indicates approximate property boundaries

(1) The acquisition is subject to closing conditions and the acquisition agreement may, in certain circumstances, be terminated. As a result, we cannot assure you if or when the acquisition will close. Please see page 28 "Our pending acquisition of Perth Amboy Terminal may not be consummated" for more information.

(2) Includes acquisition purchase price and capital spent on tanks, terminal piping, dock and truck rack improvements, and ~6 miles of new 16" pipeline to be constructed from Perth Amboy to Buckeye's Linden, NJ complex.

(3) One of the barge docks is currently out of service

13

Strategic Rationale

Provides Security & Diversity of Product Supply

Represents missing link to connect the Buckeye system with direct water access for marine imports Positions Buckeye to provide logistical solutions to meet East Coast supply challenges Enhances competitive supply alternatives to move product to end markets on the Buckeye system

Enhances System Integration

Further positions the Buckeye system to handle marine imports through New York Harbor Improves connectivity and service capabilities for customers to increase Buckeye system utilization Creates a link between BORCO and the Buckeye system Facilitates movements within and out of the New York Harbor with the construction of a new high performance pipeline from Perth Amboy to Buckeye’s Linden complex

Drives Future Growth Opportunities

Serves as critical origination point to further drive volumes for Buckeye’s planned pipeline expansions from Linden complex Provides significant operational flexibility to optimize multiple product service offerings as market needs evolve

Strengthens Distributable Cash Flow Profile

Anticipated growth capex investment in the facility of ~$200-225 million over the next three years at attractive annual Adjusted EBITDA investment multiple of 4 – 5x, resulting in all-in Adjusted EBITDA investment multiple of 7 – 8x (1) Enhances ability to increase cash distributions and/or improve cash coverage ratio Opportunity to realize meaningful synergies with other Buckeye pipeline and terminal assets

(1) Includes acquisition purchase price and capital spent on tanks, terminal piping, dock and truck rack improvements, and ~6 miles of new 16” pipeline to be constructed from Perth Amboy to Buckeye’s Linden, NJ complex

Long-Term Vision – “Connecting the Dots…”

Global supply locations and product flows will shift over the long-term

Northeast U.S. refineries face long-term challenges from high cost and low investment

Anticipate new sources of product supply in the future

markets New global refining capacity coming online will seek deficit

Buckeye recognized the need to further accommodate waterborne refined product imports into the Northeast U.S.

A component of our strategy in acquiring BORCO was to help

facilitate product flow into the Buckeye system in PADD I

BORCO and Perth Amboy are two key components of a long-term strategy:

Create unparalleled a more connectivity fully integrated and service and flexible capabilities system that offers

Execution on this strategy will continue to differentiate Buckeye’s service offerings and provide sustainability and optionality for further growth in our core businesses

Domestic Pipelines & Terminals Growth Potential

Projects

Propylene Rail Facility (in progress):

Construction of new propylene storage at East Chicago facility

Add rail loading capability at that facility

NY Harbor to PA Expansion (completed 4/1/12):

Increased Buckeye’s ability to handle NY Harbor barrels destined for the Pennsylvania market

Incremental 30,000 bpd of pipeline capacity

Bakken Crude:

Contracted to offload approx. 8600 bpd of Bakken crude for refinery customer at Woodhaven, MI facility

In preliminary discussions with multiple customers regarding supplying Bakken crude to the East Coast refineries

Butane Blending:

Significant growth driven by strong blending margins

Improved blending efficiencies and oversight

Opportunities for further locational deployment of blending capabilities

Utica Shale Opportunity:

Development is in early stages, but industry consensus is need for crude logistics solutions will arise

Buckeye has presence in area and has opportunity to utilize existing infrastructure, including ROW and underutilized lines, to be key logistics provider

Miami and JFK Airports Pipeline Expansions (potential):

Reviewing expansion options as a result of jet fuel volume growth

Chicago Complex Crude Oil Storage Opportunity (potential):

Opportunity to leverage asset footprint in Chicago to take advantage of changing crude oil slates in the market

FERC Order

Buckeye Pipe Line’s Market-Rate Program

History of Program

In 1991, FERC approved Buckeye Pipe Line Company,

L.P.’s (“BPL Co.”) use of an innovative rate-setting

system.

In competitive markets, BPL Co. sets rates competitively

under the program, subject to a cap

Rates in the other markets are tied to changes in

competitive market rates

On March 1, 2012, BPL Co. filed for system-wide rate

increases under the program, to which a single shipper

in the New York City area protested.

On March 30, 2012, FERC issued an order rejecting

the rate increases and indicated FERC would review

whether to continue the program. BPL Co.’s response,

which was filed May 15th, affirmed that the program

has functioned reasonably, has adjusted rates in line

with the pipeline industry, and has not caused undue

discrimination among its shippers.

Interested parties have until June 29 to reply to our

response.

Program Footprint

Approximately 70% of Buckeye’s total pipeline revenue

in 2011 and under 50% of our Pipeline & Terminals

segment’s 2011 revenues.

In 1991, when FERC last reviewed BPL CO.’s markets:

15 of the 20 markets (50% of BPL Co.’s 2011

revenues) were designated competitive

Four out of 20 markets (25% of BPL Co.’s 2011 revenues) were considered non-competitive

No determination was made regarding the NYC market (remaining 25% of BPL Co.’s 2011 revenues)

FERC order does not affect any pipelines or terminals

owned by our other operating subsidiaries.

Possible Outcomes

Buckeye believes the program should be preserved because the markets remain competitive and the program is in line with industry experience and overall cost trends.

FERC may discontinue or modify the program to it’s generic rate-setting methodology of indexing or one of the alternative methodologies (market-based, cost-based, or settlement-based rates).

Depending on the outcome of FERC’s review, the level of some or all of BPL Co.’s rates could be subject to change, which could have a material impact on our revenues.

International Pipelines & Terminals

International Pipelines & Terminals Overview

BORCO

World-class marine storage terminal for crude oil, fuel oil, and refined petroleum products 21.4 MMBbls capacity Located in Freeport, Bahamas, 80 miles from Southern Florida and 920 miles from New York Harbor Deep-water access (up to 91 feet) and the ability to berth VLCCs and ULCCs Majority of capacity under long-term (3-5 year) take or pay contracts World class customer base Variable revenue generation from ancillary services such as berthing, blending, bunkering, and transshipping Hub for international logistics Expansion project approved for 4.7 million barrels with room to double existing storage capacity

Yabucoa, Puerto Rico

Well maintained facility with superior blending/manufacturing facilities 4.6 million barrels of refined petroleum product, fuel oil, and crude oil storage capacity Strategic location supports a strong local market and also provides regional growth opportunities Long-term fee-based revenues supported by multi-year volume commitments from Shell

BORCO 2011 Revenue(1)

6%

11%

83%

Storage (take or pay) Berthing (variable) Other Ancillary (variable)

BORCO 2011 Leased Capacity

Fuel Oil Crude Oil Refined Products

14.3%

20.5%

66.4%

(1) Excludes non-cash amortization of unfavorable storage contracts.

BORCO Berthing Capabilities

Six Offshore Jetties and Inland Dock

Berth 5 Fuel Oil Clean Products

Berth 7 Fuel Oil Clean Products

Berth 6 Fuel Oil Clean Products

Berth 8 Fuel Oil Clean Products

Berth 12 (Inland Dock) Fuel Oil Clean Products

Berth 9 Crude Oil Fuel Oil

Berth 10 Crude Oil Fuel Oil

BORCO Continuous Improvement

Best Practices

Implementation of Buckeye operating model began in 2011

First phase of Best Practices completed in 2011

Process continues in 2012.

Expert Advisors on loan to the Terminal; key operations leaders proficient in high performance work team development

Coalition Team Meetings with executive leadership to emphasize commitment to information sharing and culture development

Training in Core Team Development Modules

Will cover all Teams (disciplines) at the Terminal

BORCO Internal Growth Projects

Expansion and Other Growth Opportunities

- Expansion project at BORCO well underway
  - Phase 1 to add approximately 3.5 million barrels of storage capacity
    - ~ 1.9 million barrels expected to be in-service in the second half of 2012; combination of refined products and fuel oil storage
    - ~ 1.6 million barrels to be in-service in first half of 2013; refined products storage
  - Initiation of Phase 2 expansion of 1.2 million barrels expected to be in service Q3 2013
    - Supported by long-term contract with major customer
- Longer term opportunity to double existing storage capacity
- Offshore jetty (2 berths) and inland dock construction completed and operations initiated in Q4 2011

Significant Land Available for Expansion



Bluefield Area
Yellowfield Area

BORCO Expansion Capacity (1)



Expansion Capacity Mmbls
5.0
4.0
3.0
2.0
1.0
-
Cumulative CAPEX $MM
$250.0
$200.0
$150.0
$100.0
$50.0
$-
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
2012
2013
Yellowfield 1
Bluefield 1
Bluefield 2
Yellowfield 2

Other Internal Growth Opportunities

- Crude Unit
  - Strong interest in setting up crude topping unit at BORCO
  - Driver: need for low sulfur fuel oil
  - Strategic alliance could also support GC exports as shale/Canadian crude floods into GC (export after "minor processing")
- Bunkering Opportunities – Blended Fuel Oil
  - BORCO is the logical, geographical, optimum spot for a new "Bunker filling station"

(1) Graph reflects expected midpoint of capital spend range. Dates represent expected date that capacity is placed in service.

22

Buckeye Services

Buckeye Services Overview

Energy Services

petroleum Buckeye Energy products Services and other (“BES”) ancillary markets products refined in areas served by Buckeye’s pipelines and terminals BES oil, diesel, offers kerosene, a wide range propane, of products gasoline, such and as ethanol heating and other bio fuels Over 1 billion gallons of products sold in 2011 including Executing a new reduction strategy of for refined mitigating product basis inventories risk, in locations the Midwest for transacting and focusing business on fewer, more strategic

Development & Logistics

operates Buckeye Development approximately & 2,800 Logistics miles (“BDL”) of pipelines currently and 1.4 million barrels of storage capacity

BDL completing is also potential responsible acquisitions for identifying and organic and growth projects for Buckeye

BDL services offered to customers

Contract operations Project origination Asset development Engineering design Project management

Natural Gas Storage

Buckeye’s Lodi Gas Storage facility is a high performance natural gas storage facility with approximately 30 Bcf of working gas capacity in Northern California serving the greater San Francisco Bay Area Revenue is generated through firm storage services and hub services per The day facilities (MMcf/day) collectively and have 750 MMcf/day, a maximum respectively injection and withdrawal capability of approximately 550 million cubic feet Lodi’s of safe facilities and reliable are designed operations to provide high deliverability natural gas storage service and have a proven track record

Financial Overview

Financial Performance

Adjusted EBITDA ($MM) (1) (2)

$600 $500 $400 $300 $200 $100 $0

Cash Distribution Coverage (2) (3)

Proforma Distribution Coverage

1.60x 1.20x 0.80x 0.40x 0.00x

$487.9 $480.7

$382.6 $370.2 $313.6 $248.5

2007 2008 2009 2010 2011 LTM

1.16x 0.96x(5) 0.90x(5)

1.01x 1.03x

0.95x 0.91x

0.85x

2007 2008 2009 2010 2011 LTM

Cash Distributions per Unit

$5.00 $3.75 $2.50 $1.25 $0.00

$4.075 $4.113 $3.875 $3.675 $3.475 $3.275

2007 2008 2009 2010 2011 LTM

Net LT Debt/ Adjusted EBITDA (1)(4)(6)

6.00x 4.50x 3.00x 1.50x 0.00x

4.69x 4.64x

4.44x

3.95x 3.94x

3.09x

2007 2008 2009 2010 2011 LTM

(1) (2) See LTM Appendix as of March for Non-GAAP 31, 2012 Reconciliations

(3) (4) Distributable Long-term debt cash less flow cash divided and cash by equivalents cash distributions divided declared by Adjusted for the EBITDA respective periods

(5) incurred Pro forma in distribution 2011 and $19.1 coverage million excludes during $17.1 the LTM million period of acquisition ended March and 31, integration 2012 expenses (6) acquisitions For purposes of calculating the leverage, Adjusted EBITDA is adjusted for pro forma impacts of

Investment Summary

Stability and Growth

Proven cycles 26-year track record as a publicly traded partnership through varying economic and commodity price advantage Diversified of portfolio improving of assets economic provides conditions balanced mix of stability and growth and is well positioned to take international Recent acquisitions logistics provide opportunities, Buckeye and with provide increased significant geographic near and term product growth diversity, projects including access to strategy Pending to acquisition create a fully of marine integrated terminal and flexible facility in system Perth that Amboy, offers NJ unparalleled from Chevron connectivity furthers and Buckeye’s service capabilities; provides significant near term growth opportunities at attractive multiple.

World-class and liquid petroleum BORCO products marine storage in Freeport, terminal Bahamas with 21.6 with million approved barrels expansion of storage project capacity of 4.7million for crude oil barrels; serves as important logistics hub for international petroleum product flows.

Management continues to drive operational excellence through its best practices initiative

Our pending acquisition of Perth Amboy Terminal may not be consummated

Risks Related to Consummation of Perth Amboy Acquisition

Our pending acquisition of the Perth Amboy Terminal may not be consummated. Our pending acquisition of the Perth Amboy Terminal is expected to close in late second quarter or early third quarter of 2012 and is subject to closing conditions and regulatory approvals. If these conditions and regulatory approvals are not satisfied or waived, the acquisition will not be consummated. If the closing of the acquisition is substantially delayed or does not occur at all, or if the terms of the acquisition are required to be modified substantially due to regulatory concerns, we may not realize the anticipated benefits of the acquisition fully or at all. Certain of the conditions remaining to be satisfied include:

the issuance by the United States Environmental Protection Agency of an amended hazardous and solid waste permit ( the “HSWA Permit”) on terms satisfactory to Chevron in its sole discretion; the grant of a legal subdivision of certain real property to be retained by Chevron; the absence of any damage to, or destruction or condemnation of, the assets subject to the Purchase and Sale Agreement which reduces the economic value of such assets by $20,000,000 or more (a “Material Adverse Change”); or, if any Material Adverse Change has occurred, the cure or other mutually agreeable resolution thereof; the absence of certain factual discoveries by Buckeye of certain matters relating to title, environmental liabilities or regulatory obstacles which reduce the economic value of the assets subject to the Purchase and Sale Agreement by $20,000,000 or more, subject to certain exclusions (a “Material Discovery”); or, if any Material Discovery has occurred, the cure or other mutually agreeable resolution thereof; and the absence of any pending or threatened litigation or administrative proceeding, or any pending investigation, by any party or any third party seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by the Purchase and Sale Agreement or seeking damages in connection therewith which makes it unreasonable to proceed with the consummation of the transactions contemplated thereby.

In addition, the Perth Amboy Purchase and Sale Agreement may be terminated by mutual agreement of the parties thereto or as follows (i) by Buckeye, if the acquisition has not closed on or before June 30, 2012 and, because the HSWA Permit had not been released for public comment on or before March 31, 2012, by Chevron if the acquisition has not closed on or before July 31, 2012 (in each case, subject to a 30-day extension to give effect to certain cure periods), (ii) by either Chevron or Buckeye, if the other party has materially breached its obligations under the Purchase and Sale Agreement, which breaches have not been cured within the applicable time frame or that by their nature cannot be cured, (iii) by either Chevron or Buckeye, if any statute, rule or regulation makes consummation of the acquisition illegal or otherwise prohibited, or if any order, decree, ruling or other action by any governmental authority permanently restraining, enjoining or otherwise prohibiting the consummation of the acquisition has become final and non-appealable, (iv) by Chevron, if Buckeye conducts internal inspections of out of service tanks on the Facility, retains or utilizes the services of a New Jersey licensed site remediation professional or has any communications with any governmental authority with respect to the assets subject to the Purchase and Sale Agreement (other than pursuant to the HSR Act or solely in anticipation of the transfer of the assets to Buckeye at the closing), (v) by Buckeye, upon the occurrence of a Material Discovery or a Material Adverse Change, subject to certain cure rights of Chevron, (vi) by Chevron, upon its reasonable determination that a Material Discovery relating to environmental liabilities cannot be cured or remediated using reasonable methods or resources, (vii) by either Chevron or Buckeye, upon the occurrence of certain damage to, or destruction or condemnation of, the assets subject to the Purchase and Sale Agreement not constituting a Material Adverse Change, subject to certain cure rights of Chevron, and (viii) by Chevron, if it determines in its sole discretion that the HSWA Permit is not satisfactory.

Non-GAAP Reconciliations

Basis of Representation; Explanation of Non–GAAP Measures

Buckeye’s equity-funded merger with Buckeye GP Holdings, L.P. (“BGH”) in the fourth quarter of 2010 has been treated as a reverse merger for accounting purposes. As a result, the historical results presented herein for periods prior to the completion of the merger are those of BGH, and the diluted weighted average number of LP units outstanding increase from 20.0 million in the fourth quarter of 2009 to 44.3 million in the fourth quarter of 2010. Additionally, Buckeye incurred a non-cash charge to compensation expense of $21.1 million in the fourth quarter of 2010 as a result of a distribution of LP units owned by BGH GP Holdings, LLC to certain officers of Buckeye, which triggered a revaluation of an equity incentive plan that had been instituted in 2007.

Adjusted EBITDA and distributable cash flow are measures not defined by GAAP. Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities. Distributable cash flow is another measure used by our senior management to provide a clearer picture of Buckeye’s cash available for distribution to its unitholders. EBITDA, another measure not defined under GAAP, is defined as net income attributable to Buckeye’s unitholders before interest and debt expense, income taxes and depreciation and amortization. Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited, to depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook.

Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies.

Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to net income.

This presentation references forward-looking estimates of Adjusted EBITDA and investment multiples projected to be generated by the Perth Amboy terminal. A reconciliation of estimated Adjusted EBITDA to GAAP net income is not provided because GAAP net income generated by the Perth Amboy terminal for the applicable periods is not accessible. Buckeye has not yet completed the necessary valuation of the various assets to be acquired, a determination of the useful lives of these assets for accounting purposes, or an allocation of the purchase price among the various types of assets. In addition, interest and debt expense is a corporate-level expense that is not allocated among Buckeye’s segments and could not be allocated to the Perth Amboy terminal operations without unreasonable effort. Accordingly, the amount of depreciation and amortization and interest and debt expense that will be included in the additional net income generated as a result of the acquisition of the Perth Amboy terminal is not accessible or estimable at this time. The amount of such additional resulting depreciation and amortization and applicable interest and debt expense could be significant, such that the amount of additional net income would vary substantially from the amount of projected Adjusted EBITDA.

Buckeye believes that investors benefit from having access to the same financial measures used by Buckeye’s management. Further, Buckeye believes that these measures are useful to investors because they are one of the bases for comparing Buckeye’s operating performance with that of other companies with similar operations, although Buckeye’s measures may not be directly comparable to similar measures used by other companies.

Non-GAAP Reconciliations

Net Income to Adjusted EBITDA ($M)

	2007	2008	2009	2010	2011	LTM (1)
Net income attributable to BPL	22,921	26,477	49,594	43,080	108,501	93,967
Interest and debt expense	51,721	75,410	75,147	89,169	119,561	119,874
Income tax expense (benefit)	760	801	(343)	(919)	(192)	321
Depreciation and amortization	40,236	50,834	54,699	59,590	119,534	126,320
EBITDA	**115,638**	**153,522**	**179,097**	**190,920**	**347,404**	**340,482**
						-
Net income attributable to noncontrolling interests affected by merger (2)	131,941	153,546	90,381	157,467	-	-
Amortization of unfavorable storage contracts	-	-	-	-	(7,562)	(8,378)
Gain on sale of equity investment	-	-	-	-	(34,727)	(34,727)
Non-cash deferred lease expense	-	4,598	4,500	4,235	4,122	4,067
Non-cash unit-based compensation expense	968	1,909	4,408	8,960	9,150	9,691
Equity plan modification expense	-	-	-	21,058	-	-
Asset impairment expense	-	-	59,724	-	-	-
Goodwill impairment expense	-	-	-	-	169,560	169,560
Reorganization expense	-	-	32,057	-	-	-
Adjusted EBITDA (3)	**248,547**	**313,575**	**370,167**	**382,640**	**487,947**	**480,695**
						-
Adjusted Segment EBITDA						-
Pipelines & Terminals	238,830	253,790	302,164	346,447	361,018	359,130
International Operations	-	-	-	(4,655)	112,996	119,155
Natural Gas Storage	-	41,814	41,950	29,794	4,204	484
Energy Services	-	9,443	19,335	5,861	1,797	(7,134)
Development & Logistics	9,717	8,528	6,718	5,193	7,932	9,060
Total Adjusted EBITDA	**248,547**	**313,575**	**370,167**	**382,640**	**487,947**	**480,695**

(1) LTM as of March 31, 2012.
(2) On November 19, 2010, Buckeye merged with Buckeye GP Holdings L.P.
(3) In 2010, Buckeye revised its definition of Adjusted EBITDA to exclude non-cash unit-based compensation expense, the 2010 non-cash equity plan modification expense and income attributable to noncontrolling interests affected by the merger for periods prior to our buy-in of our general partner. These amounts were excluded from Adjusted EBITDA presented for 2008, 2009 and 2010 in our Annual Report on Form 10-K for the year ended December 31, 2010, as amended. Adjusted EBITDA for 2007 has been restated in this presentation to exclude these amounts for comparison purposes.

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Non-GAAP Reconciliations

Net Income to Distributable Cash Flow ($M)

	2007	2008	2009	2010	2011	LTM [1]
Net income attributable to BPL	22,921	26,477	49,594	43,080	108,501	93,967
Depreciation and amortization	40,236	50,834	54,699	59,590	119,534	126,320
Net income attributable to noncontrolling interests affected by merger [2]	131,941	153,546	90,381	157,467	-	-
Gain on sale of equity investment	-	-	-	-	(34,727)	(34,727)
Non-cash deferred lease expense	-	4,598	4,500	4,235	4,122	4,067
Non-cash unit-based compensation expense	968	1,909	4,408	8,960	9,150	9,691
Equity plan modification expense	-	-	-	21,058	-	-
Asset impairment expense	-	-	59,724	-	-	-
Reorganization expense	-	-	32,057	-	-	-
Non-cash senior administrative charge	950	1,900	475	-	-	-
Amortization of unfavorable storage contracts	-	-	-	-	(7,562)	(8,378)
Write-off of deferred financing costs	-	-	-	-	3,331	3,331
Amortization of deferred financing costs and debt discounts [3]	1,448	1,737	3,134	4,411	4,289	4078
Goodwill impairment expense	-	-	-	-	169,560	169,560
Maintenance capital expenditures	(33,803)	(28,936)	(23,496)	(31,244)	(57,467)	(63,104)
Distributable Cash Flow	**164,661**	**212,065**	**275,476**	**267,557**	**318,731**	**304,805**
Distributions for Coverage ratio [4]	173,689	209,412	237,687	259,315	351,245	359,292
Coverage Ratio	**0.95**	**1.01**	**1.16**	**1.03**	**0.91**	**0.85**

(1) LTM as of March 31, 2012.
(2) On November, 19, 2010, Buckeye merged with Buckeye GP Holdings L.P.
(3) In 2011, Buckeye revised its definition of Distributable Cash Flow to exclude amortization of deferred financing costs and debt discounts. Distributable Cash Flow for 2007-2010 have been restated to exclude those amounts for comparison purposes.
(4) Represents cash distributions declared for limited partner units (LP units) outstanding as of each respective period. 2012 amounts reflect estimated cash distributions to be paid on LP units for the quarter ended March 31, 2012. Distributions with respect to the 7,445,999 Class B units outstanding on the record date for the quarter ended March 31, 2012 will be paid in additional Class B units rather than in cash.

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